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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts—Independent Registered Public Accounting Firm" and to the use of our report dated March 29, 2005, with respect to the consolidated financial statements and schedule of RAG American Coal Holding, Inc. and our report dated March 29, 2005, with respect to the consolidated financial statements and schedule of Foundation Coal Holdings, Inc. (Successor in interest to Foundation Coal Holdings, LLC) both included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-127848) and related Prospectus of Foundation Coal Holdings, Inc. dated September 6, 2005.

/s/ Ernst & Young LLP
Baltimore, Maryland September 6, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm